CORPORATE ACCESS NUMBER: 2013495706

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

CONTINUANCE

NORTH AMERICAN MINERALS GROUP INC.
CONTINUED FROM BRITISH COLUMBIA TO ALBERTA ON 2007/09/13.

REGISTRAR OF CORPORATIONS

Continuance Into Alberta - Registration Statement

Alberta Registration Date: 2007/09/13

Corporate Access Number: 2013495706

Service Request Number:	10569113
Alberta Corporation Type:	Named Alberta Corporation
Legal Entity Name:	NORTH AMERICAN MINERALS GROUP INC.
French Equivalent Name:	
Nuans Number:	90886359
Nuans Date:	2007/09/11
French Nuans Number:	
French Nuans Date:	

REGISTERED ADDRESS

Street:	3300, 421 - 7 AVENUE SW
Legal Description:	
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 4K9

RECORDS ADDRESS

Street:	3300, 421 - 7 AVENUE SW
Legal Description:	
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 4K9

ADDRESS FOR SERVICE BY MAIL

Post Office Box:	
City:	
Province:	
Postal Code:	
Internet Mail ID:	

Share Structure:	SEE ATTACHED SCHEDULE RE AUTHORIZED SHARES
Share Transfers Restrictions:	NONE
Number of Directors:	

Min Number Of Directors:	3
Max Number Of Directors:	10
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	SEE ATTACHED SCHEDULE RE OTHER PROVISIONS

Professional Endorsement Provided:
Alberta Corporate Access Number:
Future Dating Required:
Registration Date: 2007/09/13

Director

Last Name: BLACK
First Name: ERNEST
Middle Name: D.
Street/Box Number: 108 WOODVALE ROAD SW
City: CALGARY
Province: ALBERTA
Postal Code: T2W 3M8
Country:
Resident Canadian: Y

Last Name: LAPID
First Name: AMIHAY
Middle Name:
Street/Box Number: 108 WOODVALE ROAD SW
City: CALGARY
Province: ALBERTA
Postal Code: T2W 3M8
Country:
Resident Canadian: Y

Last Name: LAPID
First Name: YAIR
Middle Name:
Street/Box Number: 108 WOODVALE ROAD SW
City: CALGARY
Province: ALBERTA
Postal Code: T2W 3M8
Country:

Resident Canadian: Y

Last Name: LAPID
First Name: YOSI
Middle Name:
Street/Box Number: 108 WOODVALE ROAD SW
City: CALGARY
Province: ALBERTA
Postal Code: T2W 3M8
Country:
Resident Canadian: Y

Last Name: LEGER
First Name: PETER
Middle Name:
Street/Box Number: 108 WOODVALE ROAD SW
City: CALGARY
Province: ALBERTA
Postal Code: T2W 3M8
Country:
Resident Canadian: Y

Last Name: LETENDRE
First Name: JACQUES
Middle Name:
Street/Box Number: 108 WOODVALE ROAD SW
City: CALGARY
Province: ALBERTA
Postal Code: T2W 3M8
Country:
Resident Canadian: Y

Last Name: RAINERI
First Name: ROY
Middle Name:
Street/Box Number: 108 WOODVALE ROAD SW
City: CALGARY
Province: ALBERTA
Postal Code: T2W 3M8
Country:
Resident Canadian: Y

Last Name: WAXLER
First Name: ZAKHARIA
Middle Name:
Street/Box Number: 108 WOODVALE ROAD SW
City: CALGARY
Province: ALBERTA
Postal Code: T2W 3M8
Country:
Resident Canadian: Y

Continuance

Name In Previous Jurisdiction	Corporate Access Number in Previous Jurisdiction	Previous Jurisdiction	Date Created In Previous Jurisdiction
NORTH AMERICAN MINERALS GROUP INC.	C0755662	BRITISH COLUMBIA	2006/04/24

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Share Structure	ELECTRONIC	2007/09/13
Other Rules or Provisions	ELECTRONIC	2007/09/13
Letter of Approval	10000502000051514	2007/09/13

Registration Authorized By: JULIAMAI L. GIFFEN
SOLICITOR

SCHEDULE RE AUTHORIZED SHARES

The Corporation is authorized to issue an unlimited number of Class A Common Shares, an unlimited number of Class B Common Shares and an unlimited number of Class A Preferred Shares.

CLASS A COMMON SHARES

The Class A Common Shares ("Class A Common Shares") shall have attached thereto the following rights, privileges, restrictions and conditions:

Voting

1.1 The holders of the Class A Common Shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation and shall be entitled to one vote for each Class A Common Share held.

Dividend Rights

1.2 Subject to the prior rights and privileges attaching to any other class of shares of the Corporation, each holder of a Class A Common share is entitled, as such, to receive, on the date fixed for payment thereof, and the Corporation will pay thereon, such dividends as the directors may in their sole and absolute discretion declare from time to time out of the money or other property of the Corporation properly applicable to the payment of dividends.

1.3 The holders of the Class A and Class B Common Shares need not rank equally nor be treated equally in the declaration or payment of dividends and the directors shall have full and absolute discretion to declare and pay dividends:

(a) to the holders of Class A Common Shares only; or

(b) to the holders of Class B Common Shares only; or

(c) in different amounts to the holders of Class A Common Shares and Class B Common Shares;
provided that all dividends paid on Class A Common Shares shall be paid in proportion to the number of Class A Common Shares held by each shareholder and all dividends paid on Class B Common Shares shall be paid in proportion to the number of Class B Common Shares held by each shareholder.

Winding-Up

1.4 Subject to the rights and restrictions attached to any other class of shares of the Corporation, in the event of the liquidation, dissolution or winding up of the Corporation or other distribution of property or assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Class A Common Shares will share pari passu with the holders of any other class of Common shares on a share for share basis in all remaining property and assets of the Corporation.

CLASS B COMMON SHARES

The Class B Common Shares ("Class B Common Shares") shall have

attached thereto the following rights, privileges, restrictions and conditions:

Voting

1.5 The holders of the Class B Common Shares shall not be entitled (except as expressly provided in the Business Corporations Act) to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at such meeting.

Dividend Rights

1.6 Subject to the prior rights and privileges attaching to any other class of shares of the Corporation, each holder of a Class B Common share is entitled, as such, to receive, on the date fixed for payment thereof, and the Corporation will pay thereon, such dividends as the directors may in their sole and absolute discretion declare from time to time out of the money or other property of the Corporation properly applicable to the payment of dividends.

1.7 The holders of the Class A and Class B Common Shares need not rank equally nor be treated equally in the declaration or payment of dividends and the directors shall have full and absolute discretion to declare and pay dividends:

(a) to the holders of Class A Common Shares only; or

(b) to the holders of Class B Common Shares only; or

(c) in different amounts to the holders of Class A Common Shares and Class B Common Shares;

provided that all dividends paid on Class A Common Shares shall be paid in proportion to the number of Class A Common Shares held by each shareholder and all dividends paid on Class B Common Shares shall be paid in proportion to the number of Class B Common Shares held by each shareholder.

Winding-Up

1.8 Subject to the rights and restrictions attached to any other class of shares of the Corporation, in the event of the liquidation, dissolution or winding up of the Corporation or other distribution of property or assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Class B Common Shares will share pari passu with the holders of any other class of Common shares on a share for share basis in all remaining property and assets of the Corporation.

CLASS A PREFERRED SHARES

The Class A Preferred Shares ("Class A Preferred Shares") shall have attached thereto the following rights, privileges, restrictions and conditions:

Voting

1.9 The holders of the Class A Preferred Shares shall be entitled to vote at any meeting of the shareholders of the Corporation on the basis of one vote for each one Class A Preferred Share held at the time of any such meeting.

Dividends

1.10 The holders of the Class A Preferred Shares shall be entitled to rank ahead of the holders of the Class A and Class B Common Shares as to dividends. The Class A Preferred Shares shall be entitled to a fixed non-cumulative dividend at the rate of 7% per annum on the Redemption Amount (as hereinafter defined) per share payable yearly. The Class A Preferred Shares shall not be entitled to participate any further with respect to dividends except to the extent hereinbefore provided.

1.11 No dividend shall be declared or paid on any class of shares of the Corporation if it would result in the realizable value of the assets of the Corporation, net of liabilities which exist at the relevant time being less than the aggregate of the Redemption Amounts of all of the issued and outstanding Class A Preferred Shares.

Winding-Up

1.12 In the event of a liquidation, dissolution or winding up of the Corporation or any other distribution by way of repayment of capital, the holders of the Class A Preferred Shares shall be entitled to receive an amount equal to the Redemption Amount per share, together with any declared but unpaid dividends prior to any payment or distribution to any other class of shares of the Corporation. The Class A Preferred Shares shall not be entitled to share any further in the distribution of the property or assets of the Corporation except to the extent hereinbefore provided.

Redemption and Retraction

1.13 The Class A Preferred Shares, or any part thereof, shall be subject to redemption or purchase, at an amount equivalent to the Redemption Amount per share plus any declared but unpaid dividends, at anytime, at the option of the directors of the Corporation, without the consent of the holders thereof, and if less than the whole of the outstanding Class A Preferred Shares shall be so redeemed or purchased, the shares to be redeemed or purchased shall be selected in such manner as the Board of Directors may determine.

1.14 The holders of the Class A Preferred Shares shall be entitled to require the Corporation to redeem or purchase at any time all or any ot the Class A Preferred Shares registered in the name of such holder on the books of the Corporation by tendering to the Corporation at its registered office the share certificate or certificates representing the Class A Preferred Shares which the registered holder desires to have the Corporation redeem or purchase, together with the request in writing specifying that the registered holder desires to have the said Class A Preferred Shares represented by such certificate or certificates redeemed or purchased by the Corporation, and stating the business day (hereinafter called the "Redemption Date") on which the holder desires to have the Corporation redeem or purchase such shares. Upon receipt of a share certificate or certificates representing the Class A Preferred Shares which the registered holder desires to have the Corporation redeem or purchase, together with such a request, the Corporation shall, on the Redemption Date, redeem or purchase such Class A Preferred Shares by paying to the registered

holder an amount equivalent to the Redemption Amount per share for each Class A Preferred Share being redeemed or purchased plus all declared but unpaid dividends thereon. Such payment shall be made by cheque payable at par at any branch of the Corporation's bankers for the time being in Canada. The said Class A Preferred Shares shall be redeemed or purchased on the Redemption Date and from and after that date such shares shall cease to be entitled to dividends, and the holders thereof shall not be entitled to exercise any of the rights of holders of Class A Preferred Shares in respect thereof unless payment of the Redemption Amount plus any declared but unpaid dividends is not paid on the Redemption Date in which event the rights of the holders of the said Class A Preferred Shares shall remain unaffected.

1.15 The Redemption Amount with respect to each Class A Preferred Share shall be an amount determined by a resolution of the Board of Directors provided that the said Redemption Amount shall be fixed by the Board of Directors prior to the issuance of any of the said Class A Preferred Shares.

SCHEDULE RE OTHER PROVISIONS

(1) The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting.

(2) Meetings of shareholders may be held outside of Alberta.